Exhibit 4.1

FORM OF SUBSCRIPTION AGREEMENT

FOR COMMON STOCK

OF
VIRTUOSO SURGICAL, INC.

This subscription agreement (the “Subscription Agreement”) is being executed and delivered by the undersigned prospective investor (the “Prospective Investor”) in connection with the public offering (the “Offering”) of up to 333,333 shares of Common Stock, no par value (the “Shares”), of Virtuoso Surgical, Inc., a Tennessee corporation (the “Company”).

The Shares are being offered pursuant to an offering statement on Form 1-A, File No. [__] (the “Offering Statement”). The Offering Statement was qualified by the United States Securities and Exchange Commission prior to the acceptance of any subscriptions and the issuance of any Shares pursuant to the offering described in the Offering Statement. The offering circular (the “Offering Circular”), which forms a part of the Offering Statement, however, is subject to change. A final Offering Circular and/or supplement to the Offering Circular will be delivered to the Prospective Investor as required by law.

The Shares are being offered by C2M Securities, LLC, as placement agent (the “Placement Agent”) on a “best efforts” basis. The completion of the purchase and sale of any of the Shares (the “Closing”) shall take place at a time (the “Closing Date”) to be specified by the Company and the Placement Agent. Closings are expected to take place monthly by upload of investor information to the Company’s Transfer Agent, Computershare Trust Company, N.A. (the “Transfer Agent”), upon clearance of investor funds through the Escrow Agent, Capital One Bank, National Association (the “Escrow Agent”). To initiate an investment, the Prospective Investor shall pay the Purchase Price (as defined below) by check, ACH electronic transfer, or wire transfer of immediately available funds to the Company’s escrow account.

1.	Subscription.

(a)            Subject to the terms and conditions set forth in this Subscription Agreement, the Prospective Investor hereby subscribes for and agrees to purchase the number of Shares from the Company in the amount (the “Subscription”) and for the purchase price (the “Purchase Price”) set forth on the signature page of this Subscription Agreement.

(b)            The Company has the right to reject the Subscription of the Prospective Investor, in whole or in part, for any reason. The Company will notify the Prospective Investor whether the Subscription is accepted or rejected. If the Prospective Investor’s Subscription is rejected, the Prospective Investor’s payment (or portion thereof if partially rejected) will be returned to the Prospective Investor without interest and all of the Prospective Investor’s obligations hereunder shall terminate.

(c)            The Prospective Investor may not cancel, terminate, or revoke this Subscription Agreement, which in the case of an individual, shall survive his or her death or disability and shall be binding upon the Prospective Investor, his or her heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees, and assigns.

2.              Purchase Procedure.

(a)            Payment. The Purchase Price for the Subscription shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement. The payment and the signature page may be delivered in electronic format. The Prospective Investor shall deliver a signed copy of this Subscription Agreement, along with payment for the Purchase Price by a check for available funds made payable to “Virtuoso Surgical, Inc.”, ACH electronic transfer, or wire transfer to the escrow account designated by the Company, or by any combination of such methods.

(b)            Escrow Arrangement. The Purchase Price for the Subscription shall be received by the Escrow Agent from the Prospective Investor by transfer of immediately available funds by check, ACH electronic transfer, or wire transfer at least two (2) days prior to the applicable Closing Date, in the amount as set forth on the signature page hereto. Upon such Closing Date, the Escrow Agent shall release such funds to the Company. The Prospective Investor shall receive notice and evidence of the digital entry of the number of the Shares owned by the Prospective Investor reflected on the books and records of the Company and verified by the Transfer Agent, whose books and records shall bear a notation that the Shares were sold in reliance upon Regulation A promulgated under the Securities Act of 1933, as amended (the “Act”).

3.              Representations and Warranties of the Prospective Investor: The Prospective Investor hereby represents and warrants to the Company as follows:

(a)            The Prospective Investor is a citizen or permanent resident of the United States, or is duly organized under the United States or one of the several states.

(b)            10% Investment Limit. The Purchase Price set out on the Prospective Investor’s signature page to this Subscription Agreement (together with any other amounts previously paid to purchase Shares in the Offering) does not exceed the greater of ten percent (10%) of the Prospective Investor’s annual income (or, in the case of a corporate entity, the entity’s prior year’s net income) or ten percent (10%) of the Prospective Investor’s net worth (excluding his or her home).

(c)            The Prospective Investor has read carefully and understands the Offering Statement and the Subscription Agreement, and has had the opportunity to consult with the Prospective Investor’s own attorney, accountant, or investment adviser with respect to the investment contemplated hereby and its suitability for the Prospective Investor. The Prospective Investor has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Shares and is able to bear the risks of an investment in the Shares. Any specific acknowledgement set forth in this Subscription Agreement with respect to any statement contained herein shall not be deemed to limit the generality of this representation and warranty.

(d)            The Prospective Investor understands that the Shares have not been registered under the Act. The Prospective Investor also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the Prospective Investor’s representations contained in this Subscription Agreement.

(e)            Within five (5) days after receipt of a request from the Company, the Prospective Investor hereby agrees to provide such information with respect to its status as a stockholder (or potential stockholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject, or which may otherwise be necessary to effect the transactions contemplated herein.

(f)             The Prospective Investor has the requisite power and authority to execute and deliver this Subscription Agreement and such execution and delivery does not violate, or conflict with, the terms of any agreement or instrument to which the Prospective Investor is a party or by which it is bound.

(g)            If the Prospective Investor is an individual, the Prospective Investor represents and warrants that he or she is (i) a bona fide resident of the state set forth on the signature page hereto and the residential address and Social Security number set forth on the signature page hereto are his or her true and correct residential address and Social Security number; and (ii) at least eighteen (18) years of age.

(h)            If the Prospective Investor is a corporation, partnership, limited liability company, or trust, then (i) the Prospective Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction wherein it is organized; (ii) this Subscription Agreement and any other documents executed and delivered by the Prospective Investor in connection herewith have been duly authorized, executed and delivered by the Prospective Investor and, assuming the due authorization, execution and delivery thereof by the other parties thereto, are the valid and legally binding obligation of the Prospective Investor, enforceable against it in accordance with their respective terms; (iii) the Prospective Investor has its principal place of business at the address set forth on the signature page to this Subscription Agreement; and (iv) the federal tax identification number set forth on the signature page hereto is true and correct. The person executing this Subscription Agreement on behalf of the Prospective Investor has reviewed the underlying corporate charter, partnership agreement, operating agreement, shareholders agreement or other similar documents of such Prospective Investor and all other documents necessary to confirm the representations made in the previous sentence. Such Prospective Investor has previously made other investments or engaged in other substantive business activities prior to receiving an opportunity to purchase the Shares and was not formed for the purpose of purchasing Shares. Furthermore, the Prospective Investor is an “accredited investor” for purposes of federal securities laws.

(i)             The Prospective Investor has had an opportunity to ask questions of the Company or anyone acting on behalf of the Company and to receive answers concerning the terms of this Subscription Agreement and the Shares, as well as about the Company and its business generally. Further, to the extent that there have been any questions, all such questions have been answered to the full satisfaction of the Prospective Investor.

(j)             The Prospective Investor recognizes that there is not now any liquid, public market for the Shares, and no such market may develop.

(k)            The purchase of the Shares by the Prospective Investor is consistent with the general investment objectives of the Prospective Investor.

(l)             The Prospective Investor has read and reviewed and understands the risk factors set forth in the Offering Circular. The Prospective Investor understands that the Shares being purchased are a speculative investment involving a substantial degree of risk of loss of the Prospective Investor’s entire investment in the Shares.

(m)           Neither the Company nor any other person has promised, represented or guaranteed (i) the safety of any capital investment in the Company; (ii) that the Company will be profitable; or (iii) that any particular investment return will be achieved or the probability of any investment return, and further that any such promise, representation or guaranty, if made, would be strictly unauthorized and should not be relied upon. The Prospective Investor is aware that (i) no federal, state, local or foreign agency has passed upon the Shares or made any finding or determination as to the fairness of this investment; (ii) the Prospective Investor is not entitled to cancel, terminate or revoke this subscription or any of the powers conferred herein; and (iii) the Company may accept or reject this Subscription for any or no reason at all.

4.              Survival of Agreements, Representations, and Warranties, etc. All agreements, representations, and warranties contained herein or made in writing by the Prospective Investor in connection with the transactions contemplated by this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement and the sale and purchase of the Prospective Investor’s Shares and payment therefor.

5.              Indemnity. The Prospective Investor agrees to indemnify and hold harmless the Company, its affiliates, officers, directors, employees, members, agents, and representatives and each other person, if any, who controls or is controlled by any of the foregoing, within the meaning of Section 15 of the Act, against any loss, damage, claim, liability, cost, or expense whatsoever (including, but not limited to, legal fees, disbursements, and any and all other expenses whatsoever reasonably incurred in investigating, preparing for, or defending against, litigation, arbitration proceedings, or other actions or proceedings commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from (i) any false representation or warranty or breach or failure to comply with any covenant or agreement made by the Prospective Investor in this Subscription Agreement or in any other document furnished by the Prospective Investor to any of the foregoing in connection with this transaction, or (ii) any action for securities law violations instituted by the Prospective Investor which is finally resolved by judgment against the Prospective Investor.

6.              Amendments. This Subscription Agreement may not be amended except with the written consent of the Prospective Investor and the Company.

7.              General. This Subscription Agreement (i) shall be binding upon the Prospective Investor, the Company, and each of their respective legal representatives, successors, and assigns, (ii) shall be governed, construed, and enforced in accordance with the internal laws of the State of Tennessee (except insofar as affected by the state or foreign securities or “Blue Sky” laws of the jurisdiction in which the offerings described herein have been made to the Prospective Investor as aforesaid), (iii) shall survive the acceptance, if any, of this Subscription, and (iv) shall, if the Prospective Investor consists of more than one person, be the joint and several obligation of all such persons.

8.              Counterparts; Electronic Transmission. This Subscription Agreement may be executed in one (1) or more counterparts which, when considered together, shall constitute one and the same instrument. In making proof of this Subscription Agreement, it shall not be necessary to produce or account for more than one such counterpart. The transmission of copies and signature pages of, and signatures to, this Subscription Agreement by Electronic Transmission (as hereinafter defined) shall constitute effective execution and delivery of this Subscription Agreement, and such Electronically Transmitted copies, signature pages and signatures may be used in lieu of the original Subscription Agreement for all intents and purposes. For purposes of this Subscription Agreement, the term “Electronic Transmission” means and includes any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient of the communication and that may be directly reproduced in paper form by such a recipient through an automated process.

[Signature Pages Follow]

FOR USE BY INDIVIDUAL PROSPECTIVE INVESTOR ONLY

INDIVIDUAL PROSPECTIVE INVESTOR SIGNATURE PAGE FOR SUBSCRIPTION AGREEMENT
(If purchasing as an entity, go to Entity Prospective Investor Signature Page for Subscription Agreement)

IN WITNESS WHEREOF, the undersigned has (have) executed this Subscription Agreement on ___________________, 20—.

Signature of Prospective Investor	Signature of Joint Prospective Investor

Printed Name of Prospective Investor	Printed Name of Joint Prospective Investor

Prospective Investor’s Social Security Number	Joint Prospective Investor’s Social Security Number

Residential Address of Prospective Investor:	Residential Address of Prospective Investor:

PURCHASE PRICE PER SHARE		$60.00

TOTAL NUMBER OF SHARES SUBSCRIBED FOR

TOTAL SUBSCRIPTION AMOUNT (minimum subscription of $1,020)	$

Ownership form (check one):

☐    Individual

☐    Joint tenants with right of survivorship*

☐    Tenants in common*

*SIGNATURES OF ALL OWNERS REQUIRED

FOR USE BY ENTITY PROSPECTIVE INVESTOR ONLY

ENTITY PROSPECTIVE INVESTOR SIGNATURE PAGE FOR SUBSCRIPTION AGREEMENT
(If purchasing as an individual, go to Individual Prospective Investor Signature Page for Subscription Agreement.)

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the _____ day of _________, 20—.

PRINT name of entity Prospective Investor

By:

Name:

Title:

Business Telephone Number (include area code)

Federal Tax I.D. Number

Mailing Address of Prospective Investor

City	State	Zip Code

PURCHASE PRICE PER SHARE		$60.00

TOTAL NUMBER OF SHARES SUBSCRIBED FOR

TOTAL SUBSCRIPTION AMOUNT (minimum subscription of $1,020)	$